Annual Report

Cover Page

Name of issuer:

Naia, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 1/1/2013

Physical address of issuer:

736 Alfred Nobel Drive
Hercules CA 94547

Website of issuer:

http://gelaterianaia.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

25

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$2,099,488.00	$1,581,349.00
Cash & Cash Equivalents:	$11,376.00	$13,266.00
Accounts Receivable:	$51,325.00	$110,512.00
Short-term Debt:	$464,284.00	$696,209.00
Long-term Debt:	$1,811,879.00	$1,107,206.00
Revenues/Sales:	$2,368,688.00	$2,864,027.00
Cost of Goods Sold:	$1,457,755.00	$1,773,052.00
Taxes Paid:	$22,088.00	$10,593.00
Net Income:	($465,734.00)	($411,234.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Naia, Inc.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Chris Tan	CEO	Naia, Inc.	2013
Bobby Lee	Anesthesiologist	St Paul Hospital	2013
Rick Reynolds	Contractor	Retired	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Trevor Morris	Vice-President Operations	2013
Chris Tan	President	2013
Chris Tan	CEO	2013
Bobby Lee	CFO	2013
Rick Reynolds	Secretary	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Chris Tan	1880000.0 Common Stock	55.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The materials in this offering contain forward looking statements, which can be identified by the use of forward-looking terminology, such as but not limited to “may”, “intend”, “will”, “anticipate”, “estimate”, “seek”, or “continue” or the negative thereof or other variations thereon or comparable terminology. In particular, any statements, expressed or implied, concerning trends, future operating results, growth, performance, business prospects and opportunities or the ability to generate revenues, income or cash flow are forward-looking statements. These statements reflect management’s current beliefs, including beliefs as to future financial and operating results, and they are based on information currently available to management.

Forward-looking statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to:

. use of unaudited financial statements;
. reliance on projections that may not be realized;
. restrictions in the transferability of shares;
. continued control of Naia by management and dependence on their operation of Naia;
. potentially not raising sufficient capital now or in the future;
. incurring losses;
. dependence on certain employees;
. uncertainty as to the availability and terms of future financing;
. a loss or reduction of one or more key customers could adversely impact sales;
. Naia’s dependency on distributors;
. Naia’s dependency on suppliers;
. Naia’s dependency on retailers;
. Naia’s being subject to extensive regulation by governmental authorities;
. product distribution and product sales;
. detrimental general economic conditions;
. competition;
. instability of costs;
. ability of suppliers; and
. dilution through future issuance of equity.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to known and unknown risks and uncertainties. Such risks include but are not limited to: the impact of general economic conditions, market volatility, fluctuation in costs, and changes to the competitive environment.

These factors should be carefully considered and undue reliance should not be placed on forward-looking statements. Although the forward-looking statements are based upon what management believes to be reasonable estimates and assumptions, the company cannot ensure that actual results will not be materially different than those expressed or implied by these forward-looking statements.

Unless specifically required by law, the company does not assume any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

Naia may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, Naia may never undergo a liquidity event such as a sale of Naia or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to Naia's assets or profits and have no voting rights or ability to direct Naia or its actions.

The Company is very dependent on its founding team. If anything catastrophic were to happen to them, the future of the company may be compromised. Two of the officers in the company (Bobby Lee and Rick Reynolds) are part-time officers, which could hurt business operations more than if they were dedicated to the Company full time.

The Company has significant outstanding debts with multiple lenders, which could put the Company in a financially unstable condition. Furthermore, the Company is not prohibited from taking on further debts, which may impact it's ability to grow and generate revues moving forward.

The Company is using the majority of the proceeds from this offering to secure a loan with the SBA. Should the company not be able to secure the SBA loan, it's growth and revenues may be impacted.

The Company faces competition with respect to our key products that we seek to develop or commercialize in the future. Many of our competitors have significantly greater financial, development and human resources and superior expertise in our industry. These competitors may also in the future compete with us in recruiting and retaining qualified personnel and acquiring talent. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our products will generate meaningful additional revenues.

The Company has key distribution relationships with several retailers, including Whole Foods, Safeway, and Mollie Stone's. Any interruption in these relationships could have material negative impact on our ability to sell our product, as well as generate revenue for our business.
The Company has key distribution relationships with several suppliers, including Clover Farms. Any interruption in these relationships could have material negative impact on our ability to sell product, as well as generate revenue for our business.

The operations of the Company are reliant on production equipment, which can be costly to maintain and replace. Unpredicted equipment failure could lead to increased operating costs and a delay in production. Increased costs and delays in production could damage the Company from both a financial and reputation perspective.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
SAFE	1,070,000	626,205	No
Preferred Series A	4,000,000	500,000	Yes
Common Stock	20,000,000	3,312,777	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	11,111
Options:	57,500

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	VCC-Hercules, LLC
Issue date	04/26/04
Amount	$35,000.00
Outstanding principal plus interest	$526.00 as of 06/14/18
Interest rate	7.0% per annum
Maturity date	05/26/24
Current with payments	Yes

For property in Hercules, CA.

Loan

Lender	Mortgage Capital Development Corporation
Issue date	01/12/05
Amount	$259,000.00
Interest rate	4.92% per annum
Maturity date	01/01/25
Current with payments	Yes

Loan

Lender	California Bank & Trust
Issue date	10/31/13
Amount	$357,140.00
Maturity date	01/01/25
Current with payments	Yes

The interest rate is 2.75% over the Wall Street Journal Prime rate. The annual amounts owed will have to be recalculated each year according to the variable interest rate. The initial rate was 5.25%.

Loan

Lender	OBDC Small Business Finance
Issue date	12/13/13
Amount	$150,000.00
Interest rate	7.25% per annum
Maturity date	12/13/23
Current with payments	Yes

The Company has a loan agreement with OBDC Small Business Finance. The loan was initiated on December 13, 2013 and will mature on December 13, 2023. The principle amount of the loan is $150,000 with an interest rate of 7.25% per annum. The monthly payment is $1,761.02.

Loan

Lender	Pittsburg Frozen LLC
Issue date	01/26/15
Amount	$250,000.00
Outstanding principal plus interest	$229,700.91 as of 12/31/17
Interest rate	6.25% per annum
Maturity date	01/26/22
Current with payments	Yes

The Company has a loan with Pittsburg Frozen LLC secured by intellectual property including trademarks and domains. The loan was initiated on January 25, 2015 and will mature on January 26, 2022. The principle amount of the loan is $250,000 with an interest rate of 6.25% per annum. The monthly payment is $1,840.44.

Loan

Lender	TMC Development Corp
Issue date	03/01/16
Amount	$50,000.00
Outstanding principal plus interest	$29,942.00 as of 06/13/18
Interest rate	8.0% per annum
Maturity date	01/01/21
Current with payments	Yes

SBA 7a Loan w/ UCC Blanket Filing

Loan

Lender	S.A. Lone Star Truck & Equipment Inc.
Issue date	03/05/16
Amount	$48,400.00
Outstanding principal plus interest	$28,697.00 as of 06/14/18
Interest rate	7.0% per annum
Maturity date	05/05/21
Current with payments	Yes

Secured by vehicle (Mitsubishi FE 160)

Loan

Lender	Var Technology Finance
Issue date	06/14/16
Amount	$7,451.00
Outstanding principal plus interest	$3,244.31 as of 05/16/18
Interest rate	7.1% per annum
Maturity date	06/14/19
Current with payments	Yes

Secured by equipment (GPS Tracking Unit)

Loan

Lender	Hitachi Capital America Corp.
Issue date	09/24/16
Amount	$64,128.00
Outstanding principal plus interest	$43,060.00 as of 06/13/18
Interest rate	6.7% per annum
Maturity date	08/01/21
Current with payments	Yes

Secured by vehicle (Hino 268 Chassis)

Loan

Lender	Advantage Funding
Issue date	12/13/16
Amount	$20,864.00
Outstanding principal plus interest	$16,754.00 as of 06/13/18
Interest rate	12.6% per annum
Maturity date	12/31/21
Current with payments	Yes

Secured by vehicle (Toyota Tacoma). The monthly payment amounts to $532.17. This lease is a purchase option lease with an option to purchase the truck for a price of $101. Total owed over the 60 month term, including interest, was $25,544.16.

Loan

Lender	First Bank
Issue date	09/20/18
Amount	$1,898,000.00
Outstanding principal plus interest	$1,898,000.00 as of 12/31/18
Interest rate	7.25% per annum
Maturity date	05/20/43
Current with payments	Yes

Prime + 2.25%

Loan

Amount	$275,000.00
Interest rate	5.0% per annum
Maturity date	03/10/18

The Company has outstanding promissory notes with a principle sum of $275,000. The notes accrue between 5% and 10% simple interest per annum, and some have a maturity date of March 10, 2018. The monthly payments total $3,597.55.

Loan

Lender	Clover Dairy Farms
Amount	$239,171.00

The Company has an overdue account payable with a supplier, Clover Dairy Farms. The supplier has agreed to an informal, longer-term arrangement to settle the debt with a total balance of $239,171.11, with amounts and schedule still to be negotiated.

The Company currently has a lease obligation with Nissan of Vacaville for a van. The lease was initiated on February 27, 2013 with a term of 60 months. The monthly payments are $415.87. The annual amount owed in 2018 is $831.74.

The Company entered into a lease buyback arrangement on April 3, 2013. Under this agreement an entity, a "Patron", buys bunker freezers from the Company and would then sell back the equipment back to the Company. The original agreement was for 15 months. When the agreement matured, the Company had not fully purchased all the bunker freezers from Patrons. In 2017, the Company recognized the arrangement as an outstanding balance to accrue 10% compounding interest on an annual basis. As a result, an adjusting entry was made, effective as of January 1st, 2017. The principle amount and interest owed is $81,565.91 and is reflected under notes payable. The agreement currently has no set repayment schedule.

The Company currently has a lease agreement with Mechanics Bank for a Dodge Sprinter. The loan was initiated on July 1, 2013 with a term of 60 months. The monthly payments are $621.66. The total amount owed in 2018 amounts to $4,351.62.

The Company currently has a lease associated with Allegiant Partners Inc. for an ice cream truck. The lease was initiated on July 22, 2013 with a term of 60 months. The monthly payment amounts to $676.52 with a security deposit of $1,353. The annual amount owed in 2018 is $4,735.64.

The Company currently has a lease agreement with Mechanics Bank for a Mitsubishi Truck. The loan was initiated on December 10, 2013 with a term of 60 months. The monthly payment amounts to $1,154.1. The total amount amounts owed in 2018 is $13,849.20.

The Company currently has a lease obligation with Financial Pacific Leasing, Inc. for an Isuzu truck. The lease was initiated on July 28, 2014 with a term of 48 months. The monthly payment amounts to $1,465.61. The annual amount owed in 2018 is $5,862.44.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2015	Section 4(a)(2)	Common stock	$70,000	General operations
2/2016	Section 4(a)(2)	Common stock	$100,000	General operations
1/2017	Section 4(a)(2)	Common stock	$57,500	General operations
2/2017	Section 4(a)(2)	Common stock	$30,000	General operations
3/2017	Section 4(a)(2)	Common stock	$45,000	General operations
1/2018	Section 4(a)(2)	Common stock	$25,000	General operations
3/2018	Section 4(a)(2)	Common stock	$25,000	General operations
9/2018	Regulation Crowdfunding	SAFE	$626,205	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Richard Reynolds
Amount Invested	$11,000.00
Transaction type	Priced round
Issue date	03/01/17
Relationship	Officer

Name	Pittsburg Frozen LLC
Amount Invested	$250,000.00
Transaction type	Loan
Issue date	01/26/15
Outstanding principal plus interest	$229,700.00 as of 06/15/18
Interest rate	6.25% per annum
Maturity date	01/26/22
Outstanding	Yes
Current with payments	Yes
Relationship	Managed by wife of Director Christopher Tan

Name	Leonard Tan
Amount Invested	$25,000.00
Transaction type	Priced round
Issue date	03/20/18
Relationship	Father of Director, Christopher Tan

Name	ANFB Holdings
Amount Invested	$121,000.00
Transaction type	Priced round
Issue date	03/01/17
Relationship	Share management with Director (Bobby Lee)

Name	ANFB Holdings, Inc.
Amount Invested	$25,000.00
Transaction type	Priced round
Issue date	03/01/18
Relationship	Share management with Director, Bobby Lee

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Sixteen years ago, we opened a scoop shop in Downtown Berkeley to bring great tasting gelato with simple, real ingredients to Northern CA. Now we sell gelato tubs and Bar Gelato, our signature "gelato on a stick," in 250+ retailers across Northern CA. We were named one of the San Francisco Business Times' fastest-growing businesses five years in a row, and with the capital to update and expand our creamery, we're primed to break into the national market.

We are here to leverage the success we have had with our products in Northern California and grow our company to a national level and beyond. Given the success of our flavors there's no reason why Naia's products should not be in every major retailer.

Milestones

Naia, Inc. was incorporated in the State of California in January 2013.

Since then, we have:

- Sold in 250+ Northern California stores.

- 51% profit margin for branded products.

- 16 years in operation.

- Named in the San Francisco Business Times' fastest-growing private company list each year from 2013-2017.

- Won three national awards for coffee, pistachio, and burnt caramel flavors.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $2,368,688 compared to the year ended December 31, 2017, when the Company had revenues of $2,864,027. Our gross margin was 38.46% in fiscal year 2018, compared to 38.09% in 2017.

- *Assets.* As of December 31, 2018, the Company had total assets of $2,099,488, including $11,376 in cash. As of December 31, 2017, the Company had $1,581,349 in total assets, including $13,266 in cash.

- *Net Loss.* The Company has had net losses of $465,734 and net losses of $411,234 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.

- *Liabilities.* The Company's liabilities totaled $2,866,782 for the fiscal year ended December 31, 2018 and $1,957,899 for the fiscal year ended December 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $3,654,154 in debt and $352,500 in equity.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital within the next 24 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Naia, Inc. cash in hand is $11,376, as of December 2018. Over the last three months, revenues have averaged $158,676/month, cost of goods sold has averaged $89,873/month, and operational expenses have averaged $97,490/month, for an average burn rate of $28,687 per month. Our intent is to be profitable in 12 months.

For Naia Branded sales:

1. We are continuing to grow the 14oz Pint product to retailers like Safeway (launching April 2019) and Lucky, and to the Southern California region, for example through UNFI.

2. We are re-launching Home Cranked organic ice cream mix in WFM Northern California in May 2019.

3. We are launching our gelato bar box in the Pacific Northwest in summer 2019.

For Distribution sales: We are changing our truck mix and no longer carrying Clover Ice Cream for 2019.

During construction of the microcreamery (April thru June 2019) revenues and expenses are expected to be inline with last year, but after we open we hope that customer demand for the product will grow our company sales by over 60% while increasing our company expenses by 15%. We are relying on the SBA loan last year for working capital and construction/equipment financing.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://gelaterianaia.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Bobby Lee
- Chris Tan
- Rick Reynolds
- Trevor Morris

Appendix E: Supporting Documents



NAIA

2018 Report

Dear investors,

We are building our new kitchen! We made it through several months of architectural drawings, planning, reviews, and approvals with few setbacks and officially broke ground the first week in April. We have completed two previous projects with our General Contractor and are hoping to complete by the middle of June.

Our pint sales continue to grow! The reception has been fantastic in Northern California as we distribute our pints to nearly every natural and organic retailer here. Our big secret to tell you is we are shortly going to be launching a Philz Coffee gelato in pints, in partnership with the team at Philz. They have been great partners with us on several projects and the flavor is amazing.

Home Cranked will debut in Whole Foods Market in Northern California in May! Originally scheduled for 2016, we are happy that this pro-grade organic ice cream mix for home ice cream makers and crafters will be seeing the light of day.

Outside of Northern California, our Gelato Bar Box will be hitting shelves in the Pacific Northwest! A chain of specialty retailers have just started the process of ordering the first cases of product as they get crafted.

We continue to have other revenue streams! Even before we broke ground we were approached by other companies hoping to take advantage of our new capabilities for their own brands. We are currently working on research and development with a large multinational, and working on a production project with a Bay Area favorite. We also are doing R&D, production and distribution with a nascent and exciting startup in the Bay Area.

We need your help!

Please be on the lookup for our new products at your local grocery stores including Whole Foods Market, Safeway, and Lucky. We'd love the opportunity to grow in other stores and in other regions including Southern California and the Pacific Northwest - stores always love feedback from their customers, so letting them know you want to see Naia on their shelves goes a long way! You can have them email us for a sales flyer or information at: sales@gelaterianaia.com

Sincerely,

Chris Tan
CEO and Co-Founder

Trevor Morris
VP Operations and Co-founder

Our Mission

We are here to leverage the success we have had with our products in Northern California and grow our company to a national level and beyond. Given the success of our flavors there's no reason why Naia's products should not be in every major retailer.

See our full profile

How did we do this year?

Report Card

B+

The Good

Successful Wefunder Raise in August. Successful close of First Bank SBA Loan in September.

Continued growth in Naia branded item sales.

Surprise approval of Home Cranked from Whole Foods Market for re-launch.

The Bad

As expected, the decline in revenue due to declines in third-party sales in distribution.

Winter season in Northern California projected to be unseasonably long and rainy, which impacts our types of products.

Longer than expected construction planning, in part due to construction boom in Bay Area including rebuilding from tragic fires.

2018 At a Glance

January 1 to December 31


$$$$

$2,368,688 **[17%]**
Revenue



-$465,734
Net Loss


IOU!

$464,284 **[33%]**
Short Term Debt



$2,574,205
Raised in 2017



$11,376
Cash on Hand

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Sixteen years ago, we opened a scoop shop in Downtown Berkeley to bring great tasting gelato with simple, real ingredients to Northern CA. Now we sell gelato tubs and Bar Gelato, our signature "gelato on a stick," in 250+ retailers across Northern CA. We were named one of the San Francisco Business Times' fastest-growing businesses five years in a row, and with the capital to update and expand our creamery, we're primed to break into the national market.

We are here to leverage the success we have had with our products in Northern California and grow our company to a national level and beyond. Given the success of our flavors there's no reason why Naia's products should not be in every major retailer.

Milestones

Naia, Inc. was incorporated in the State of California in January 2013.

Since then, we have:

- Sold in 250+ Northern California stores.

- 51% profit margin for branded products.

- 16 years in operation.

- Named in the San Francisco Business Times' fastest-growing private company list each year from 2013-2017.

- Won three national awards for coffee, pistachio, and burnt caramel flavors.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $2,368,688 compared to the year ended December 31, 2017, when the Company had revenues of $2,864,027. Our gross margin was 38.46% in fiscal year 2018, compared to 38.09% in 2017.

- *Assets.* As of December 31, 2018, the Company had total assets of $2,099,488, including $11,376 in cash. As of December 31, 2017, the Company had $1,581,349 in total assets, including $13,266 in cash.

- *Net Loss.* The Company has had net losses of $465,734 and net losses of $411,234 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.

- *Liabilities.* The Company's liabilities totaled $2,866,782 for the fiscal year ended December 31, 2018 and $1,957,899 for the fiscal year ended December 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $3,654,154 in debt and $352,500 in equity.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital within the next 24 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Naia, Inc. cash in hand is $11,376, as of December 2018. Over the last three months, revenues have averaged $158,676/month, cost of goods sold has averaged $89,873/month, and operational expenses have averaged $97,490/month, for an average burn rate of $28,687 per month. Our intent is to be profitable in 12 months.

For Naia Branded sales:

1. We are continuing to grow the 14oz Pint product to retailers like Safeway (launching April 2019) and Lucky, and to the Southern California region, for example through UNFI.

2. We are re-launching Home Cranked organic ice cream mix in WFM Northern California in May 2019.

3. We are launching our gelato bar box in the Pacific Northwest in summer 2019.

For Distribution sales: We are changing our truck mix and no longer carrying Clover Ice Cream for 2019.

During construction of the microcreamery (April thru June 2019) revenues and expenses are expected to be inline with last year, but after we open we hope that customer demand for the product will grow our company sales by over 60% while increasing our company expenses by 15%. We are relying on the SBA loan last year for working capital and construction/equipment financing.

Net Margin: -20%

Gross Margin: 38%

Return on Assets: -22%

Earnings per Share: -$412.52

Revenue per Employee: $94,748

Cash to Assets: 1%

Revenue to Receivables: 4,615%

Debt Ratio: 108%

Prepared_Financial_Statements_-_Naia_FY18.pdf

Naia_Auditor_s_Report-Final.pdf

We ❤ Our 306 Investors

Thank You For Believing In Us

Leandro Margulis
Julian E. Metcalf
Edgar Lambert
David D. Sproul, Sr.
Brian Manley
Arno Hesse
Blake Poreda
Mk Anderson
Andrew Coppola
Shawn Carbonell
David Benjamin
Jason Cheng
Charles Winson
Lisa Q. Fetterman
Theodore Cerri
Bryian Tan
Ed Rivera
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Phil Weiner
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Chase Bank
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David Vrba
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Clyde Martin
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Kyle Drake
John Mark Quinn
Mohammed S Rais
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Jean Alonso
Sarah Gleave
Nick Tan
Kenneth Campbell
Gloria Su
Randal Reinhardt
Yuhang Qin
Xiulan Li
Zhanyou Qin
Daniel Clay
Calvin Au
Susan Lee
Dennis Morier
Rahul Vemulapally
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Meenakshi Sundara Sant...
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Christopher Pelzel
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David Paranchych
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Stephen Head
Dave Whitaker
Doug Scott
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Martin Kulas
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Bo Gleave-Tan
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Kevin Kee
Sean McLean
Charles Eck
Bruce D Armstrong, DVM
Rick James
Jane Metcalfe
Michelle Tseng
Art Wong
Phil Dutton
Sandra Ohran
Samiran P. Lakshman
Monica Gaw
Natalie Tan
Euwan Tan
Gregory Wei
Russell Mains
Michael Bush
Lance Winters
Jesse Porter
Jonah Matteo Nagelberg
Richard Campbell
Nathan Wendel
Cynthia Yarnold
Minh Tsai
Rad Zdero
Diane Wilder
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Nick Moudakis
Elia Robles
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Kai Kin Yam
Michael Stanley Deutscher
Adarsh Viswanathan
Xiaodai Dong
Christine Pepin
Edwin AQUINO
Reza Tanha
Qingci Cai
Leah Young
Merril Gilbert
Leon Dusoe
Carlyle W. Carroll
Troy Woloshyn
Richard Dobie
Tiffany Michaluk
Greg Kirkpatrick
Ariel Bobbett
Cenobio Hernandez
Frederick Lee
Steve Gunasingh
Julie Mazman
Elizabeth Margaret Price
Craig Lukie
Vera Ziegler
Andrzej Olszowka
H. Wyatt Hanna, III
Roshan Joshi
Kyamran Aliyev
Jonathan Swetzoff
Tony Deblauwe
Jason Gerlach
Esteban Aristizabal
David Lowe-Rogstad
Thampy Kurian
Mark Benz
Apryl Gibson
Serene Ong
Midhat Qidwai
Troy Curtiss
Carmen Cook
Ashley Cook
Julie Ann Guerrero
Zayed Almansoori
Agnieszka Gugala
Robert Walker
Jeremy Benson
Jane Stuart
Wendy Brace
Jimmie Peter Richardson
Jesse M Micander
Michael DEGALA
Adam Fishback
Bradford Chan
Rob Burke
Shane Larkin
T. Denise Stewart
Kwame Rivera
Saurabh Jalori
Earendil Engelmann
Etienne Jacques
Robert Brewer
Jim Von Eiff

Michael Hannigan
Marissa Nanowsky
Antony T Curtis
Steve Gee
James William Stitt
Kent Ho
Bill Frainier
Paul Hendry
Henry Hieslmair
Heidi Buhrman
Darryl Rodgers
Terrilyn Woodfin
Catrina Sun-Tan
Geoffrey Card
Blair Abee
Tyler Heibeck
C Quinn
Gregory S Lewis
Don Henry Robinson
Dr Juanita
Valerie Tan
Jonny Price
Jacqueline Hoang
Jiwon Moon
Jonathan Wallace

Thank You!

From the Naia Team



Chris Tan
CEO and Co-Founder



Trevor Morris
VP Operations and Co-founder



Craig Nisbet
Sales Manager
28+ years in distribution and sales management at Loacker's cookies and other ice cream companies.



Ray Williams
Distribution Manager
20+ years in distribution and ops management at Coca-Cola, Foster Farms Dairy, and Markstein Sales.



Danny Rynning
Catering Manager
13+ years with Naia at nearly every position in the company.



Elsa Vasquez
Accounting Manager
25+ years of experience with startup and enterprise accounting.

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Chris Tan	CEO @ Naia, Inc.	2013
Bobby Lee	Anesthesiologist @ St Paul Hospital	2013
Rick Reynolds	Contractor @ Retired	2013

Officers

OFFICER	TITLE	JOINED
Trevor Morris	Vice-President Operations	2013
Chris Tan	President CEO	2013
Bobby Lee	CFO	2013
Rick Reynolds	Secretary	2013

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Chris Tan	1,880,000 Common Stock	55.0%

Past Equity Fundraises

DATE	AMOUNT	SECURITY	EXEMPTION
12/2015	$70,000	Common Stock	Section 4(a)(2)
02/2016	$100,000	Common Stock	Section 4(a)(2)
01/2017	$57,500	Common Stock	Section 4(a)(2)
02/2017	$30,000	Common Stock	Section 4(a)(2)
03/2017	$45,000	Common Stock	Section 4(a)(2)
01/2018	$25,000	Common Stock	Section 4(a)(2)
03/2018	$25,000	Common Stock	Section 4(a)(2)

The use of proceeds is to fund general operations.

Outstanding Debts

LENDER	ISSUED	AMOUNT	OUSTANDING	INTEREST	MATURITY	C
VCC-Hercules, LLC	04/26/2004	$35,000	$526	7.0%	05/26/2024	Y
Mortgage Capital Development Corporation	01/12/2005	$259,000		4.92%	01/01/2025	Y
California Bank & Trust	10/31/2013	$357,140		%	01/01/2025	Y
OBDC Small Business Finance	12/13/2013	$150,000		7.25%	12/13/2023	Y
Pittsburg Frozen LLC	01/26/2015	$250,000	$229,701	6.25%	01/26/2022	Y
TMC Development Corp	03/01/2016	$50,000	$29,942	8.0%	01/01/2021	Y
S.A. Lone Star Truck & Equipment Inc.	03/05/2016	$48,400	$28,697	7.0%	05/05/2021	Y
Var Technology Finance	06/14/2016	$7,451	$3,244	7.1%	06/14/2019	Y
Hitachi Capital America Corp.	09/24/2016	$64,128	$43,060	6.7%	08/01/2021	Y
Advantage Funding	12/13/2016	$20,864	$16,754	12.6%	12/31/2021	Y
First Bank	09/20/2018	$1,898,000	$1,898,000	7.25%	05/20/2043	Y
		$275,000		5.0%	03/10/2018	
Clover Dairy Farms		$239,171		%		

Related Party Transactions

Name	Richard Reynolds
Amount Invested	$11,000
Transaction type	Priced Round
Issued	03/01/2017
Relationship	Officer

Name	Pittsburg Frozen LLC
Amount Invested	$250,000
Transaction type	Loan
Issued	01/26/2015
Outstanding principal plus interest	$229,700 as of 06/2018
Interest	6.25 per annum
Maturity	01/26/2022
Outstanding	Yes
Current with payments	Yes
Relationship	Managed by wife of Director Christopher Tan

Name	Leonard Tan
Amount Invested	$25,000
Transaction type	Priced Round
Issued	03/20/2018
Relationship	Father of Director, Christopher Tan

Name	ANFB Holdings
Amount Invested	$121,000
Transaction type	Priced Round
Issued	03/01/2017
Relationship	Share management with Director (Bobby Lee)

Name	ANFB Holdings, Inc.
Amount Invested	$25,000
Transaction type	Priced Round
Issued	03/01/2018
Relationship	Share management with Director, Bobby Lee

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Safe	1,070,000	626,205	No
Preferred Series A	4,000,000	500,000	Yes
Common Stock	20,000,000	3,312,777	Yes

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	11,111
Options:	57,500

Risks

The operations of the Company are reliant on production equipment, which can be costly to maintain and replace. Unpredicted equipment failure could lead to increased operating costs and a delay in production. Increased costs and delays in production could damage the Company from both a financial and reputation perspective.

The Company has key distribution relationships with several retailers, including Whole Foods, Safeway, and Mollie Stone's. Any interruption in these relationships could have material negative impact on our ability to sell our product, as well as generate revenue for our business. The Company has key distribution relationships with several suppliers, including Clover Farms. Any interruption in these relationships could have material negative impact on our ability to sell product, as well as generate revenue for our business.

The Company faces competition with respect to our key products that we seek to develop or commercialize in the future. Many of our competitors have significantly greater financial, development and human resources and superior expertise in our industry. These competitors may also in the future compete with us in recruiting and retaining qualified personnel and acquiring talent. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our products will generate meaningful additional revenues.

The Company is using the majority of the proceeds from this offering to secure a loan with the SBA. Should the company not be able to secure the SBA loan, it's growth and revenues may be impacted.

The Company has significant outstanding debts with multiple lenders, which could put the Company in a financially unstable condition. Furthermore, the Company is not prohibited from taking on further debts, which may impact it's ability to grow and generate revues moving forward.

Forward-looking statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to:

. use of unaudited financial statements; . reliance on projections that may not be realized; . restrictions in the transferability of shares; . continued control of Naia by management and dependence on their operation of Naia; . potentially not raising sufficient capital now or in the future; . incurring losses; . dependence on certain employees; . uncertainty as to the availability and terms of future financing; . a loss or reduction of one or more key customers could adversely impact sales; . Naia's dependency on distributors; . Naia's dependency on suppliers; . Naia's dependency on retailers; . Naia's being subject to extensive regulation by governmental authorities; . product distribution and product sales; . detrimental general economic conditions; . competition; . instability of costs; . ability of suppliers; and . dilution through future issuance of equity.

The Company is very dependent on its founding team. If anything catastrophic were to happen to them, the future of the company may be compromised. Two of the officers in the company (Bobby Lee and Rick Reynolds) are part-time officers, which could hurt business operations more than if they were dedicated to the Company full time.

Naia may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, Naia may never undergo a liquidity event such as a sale of Naia or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to Naia's assets or profits and have no voting rights or ability to direct Naia or its actions.

Unless specifically required by law, the company does not assume any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

These factors should be carefully considered and undue reliance should not be placed on forward-looking statements. Although the forward-looking statements are based upon what management believes to be reasonable estimates and assumptions, the company cannot ensure that actual results will not be materially different than those expressed or implied by these forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to known and unknown risks and uncertainties. Such risks include but are not limited to: the impact of general economic conditions, market volatility, fluctuation in costs, and changes to the competitive environment.

The materials in this offering contain forward looking statements, which can be identified by the use of forward-looking terminology, such as but not limited to "may", "intend", "will", "anticipate", "estimate", "seek", or "continue" or the negative thereof or other variations thereon or comparable terminology. In particular, any statements, expressed or implied, concerning trends, future operating results, growth, performance, business prospects and opportunities or the ability to generate revenues, income or cash flow are forward-looking statements. These statements reflect management's current beliefs, including beliefs as to future financial and operating results, and they are based on information currently available to management.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the shareholders may change the terms of the Articles of Incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The shareholders have the right to redeem their securities at any time. Shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of shares of Preferred Stock . As discussed in Question 13, when we engage in an offering of equity interests involving Preferred Stock , Investors may receive a number of shares of Preferred Stock calculated as either (i) the total value of the Investor's investment, divided by the price of the Preferred Stock being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time. Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Preferred Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors . Among the factors we may consider in determining the price of Preferred Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our stock (including both common stock and Preferred Stock) that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;

- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

Naia, Inc.

- California Corporation
- Organized January 2013
- 25 employees

736 Alfred Nobel Drive
Hercules CA 94547

http://gelaterianaia.com

Business Description

Refer to the Naia profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Naia is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

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